CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Oppenheimer Equity Fund, Inc.:

We consent to the use of our report dated February 21, 2012, with respect to the financial statements and financial highlights of Oppenheimer Equity Fund, Inc., incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

                         /s/ KPMG LLP

                             KPMG LLP

Denver, Colorado

March 27, 2012